Exhibit 10.3
SHARES FOR DEBT AGREEMENT
THIS AGREEMENT is made as of this 28th day of December, 2006
BETWEEN:
               KENNECOTT EXPLORATION COMPANY, a Delaware corporation (“KEC”)
AND:
               ROYAL GOLD, INC., a Delaware corporation (the “Purchaser”).
THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants, agreements, representations, warranties and payments contained in this Agreement, the parties agree with each other as follows:
1.	DEFINITIONS AND INTERPRETATION

1.1.	Definitions

Unless the context otherwise requires, where used in this Agreement, the following terms shall have the respective meanings set out below, and grammatical variations of such terms shall have corresponding meanings:
1.1.1.	“Business Day” has the meaning assigned to it in the Purchase and Sale Agreement.

1.1.2.	“Closing” means the closing of the transactions contemplated by this Agreement and “Closing Date” means the first Business Day after the Peñasquito Royalty Closing Date.

1.1.3.	“Debtor Substitution Agreement” means the Debtor Substitution Agreement dated December 28, 2006 between the Purchaser, KEC and the Vendor, a true and complete fully executed copy of which is attached hereto as Schedule A.

1.1.4.	“Disclosure Documents” means the financial statements, annual, quarterly or current reports, proxy statements, and other documents required to be filed by the Purchaser pursuant to the reporting requirements of the United States Securities Exchange Act of 1934, as amended (the “1934 Act”) and the registration statement on Form S-4 (File no. 333-111590) (the “Registration Statement”), including exhibits, financial statements or other documents or required 1934 Act filings that are incorporated therein, and as may be amended by any prospectus supplement or post-effective amendment filed with the United States Securities and Exchange Commission (the “SEC”).

1.1.5.	“Governmental Authority” has the meaning assigned to it in the Purchase and Sale Agreement.

1.1.6.	“Laws” has the meaning assigned to it in the Purchase and Sale Agreement.

1.1.7.	“Notices” has the meaning set forth in Section 9.3.

1.1.8.	“Other Royalties Closing” has the meaning assigned to it in the Purchase and Sale Agreement.

1.1.9.	“Penasquito Royalty Closing Date” has the meaning assigned to it in the Purchase and Sale Agreement.

1.1.10.	“Penasquito Royalty Closing” has the meaning assigned to it in the Purchase and Sale Agreement and is subject to extension as provided in the Purchase and Sale Agreement.

1.1.11.	“Promissory Note” means the promissory note referred to in the Purchase and Sale Agreement.

1.1.12.	“Purchaser” has the meaning set forth on the first page of this Agreement.

1.1.13.	“Receivable” means the $20,000,000 which shall become due and payable by the Purchaser to KEC pursuant to the Debtor Substitution Agreement.

1.1.14.	“Royal Gold Shares” means shares of common stock, par value $0.01 per share, of the Purchaser to be validly issued to and registered in the name of KEC at the Peñasquito Royalty Closing in accordance with Sections 2.2 and 5.2.

1.1.15.	“Royalties” has the meaning assigned to it in the Purchase and Sale Agreement.

1.1.16.	“Securities Laws” means the securities acts, securities exchange acts or similar legislation of the jurisdictions in the United States where the Purchaser is a “reporting issuer” or where its securities are listed for trading, and all regulations, rules and orders thereunder, including without limitation the United States Securities Act of 1933, as amended (the “1933 Act”), 1934 Act, and Marketplace Rules of NASDAQ.

1.1.17.	“Trading Days” means days on which shares of common stock of the Purchaser are traded on NASDAQ.

1.1.18.	“Vendor” means Minera Kennecott S.A. de C.V.

1.2.	Gender and Number

In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa, and words importing a gender include all genders.

1.3.	Headings

The headings used in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

1.4.	Generally Accepted Accounting Principles

All accounting terms not otherwise defined in this Agreement shall have the meanings ascribed to them in accordance with generally accepted accounting principles in the United States, applied consistently.

1.5.	Currency

All dollar amounts in this Agreement are stated in U.S. currency.

1.6.	Schedules

The following Schedule is attached hereto and is incorporated herein and forms a part of this Agreement:

Schedule A	Debtor Substitution Agreement, as executed by and between the Purchaser, KEC and the Vendor.
2.	SHARES FOR DEBT

2.1.	At the Closing on the Closing Date:
2.1.1.	the Purchaser will issue Royal Gold Shares to KEC, valued at $20,000,000 as determined in accordance with Section 2.2;

2.1.2.	KEC will accept the Royal Gold Shares in complete satisfaction of the Receivable; and

2.1.3.	KEC will cause the Vendor to surrender the Promissory Note to the Purchaser for cancellation.
2.2.	Calculation of Royal Gold Shares

The number of Royal Gold Shares to be issued to KEC at the Closing in accordance with Section 2.1 shall be the number obtained by dividing $20,000,000 by the weighted average closing price per common share in the capital of the Purchaser on NASDAQ for the 10 Trading Days immediately preceding the second day before the date of the first public disclosure by any party of the Purchase and Sale Agreement. The number of shares to be issued at Closing shall be adjusted as necessary to reflect any change in the share capital of the Purchaser after the date of the Purchase and Sale Agreement as a result of any subdivision, consolidation or reclassification thereof, or stock dividend or other distribution (other than Purchaser’s regular cash dividend) on the common shares of the Purchaser.

3.	REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS

3.1.	Representations and Warranties of KEC

KEC represents and warrants to the Purchaser as follows and acknowledges that the Purchaser will rely on such representations and warranties in entering into this Agreement, and in concluding the transactions contemplated by this Agreement.
3.1.1.	Organization and Power — KEC is a duly incorporated, organized and validly subsisting corporation under the laws of its jurisdiction of incorporation and has the corporate power to carry out its obligations under this Agreement.

3.1.2.	Due Authorization — The execution and delivery of this Agreement and the other documents to be executed and delivered by KEC hereunder and the carrying out of the transactions contemplated hereby on the part of KEC, including without limitation the acquisition of the Royal Gold Shares, have been duly authorized by all necessary corporate and shareholder action on the part of KEC.

3.1.3.	Validity of Agreement — This Agreement constitutes valid, binding and enforceable obligations of KEC and the Debtor Substitution Agreement constitutes valid, binding and enforceable obligations of KEC and the Vendor.

3.1.4.	No Conflicts or Violations — Neither the entering into of this Agreement and the other documents and agreements to be executed and delivered by KEC hereunder nor the completion of the transactions contemplated hereby in accordance with the terms hereof will result in the violation of any of the terms or provisions of the constating documents of KEC nor will the entering into of this Agreement or such other documents and agreements nor such completion thereof:
3.1.4.1.	result in the violation of any of the terms or provisions of any indenture or other agreement, instrument or obligation to which KEC is a party;

3.1.4.2.	conflict with, or result in a breach of, or violate any Law; or

3.1.4.3.	give to any other person, after the giving of notice or otherwise, any right of termination, cancellation or acceleration in or with respect to any agreement or other instrument to which KEC is a party or is subject, or from which it derives benefit, by which any of KEC’s interest in the Royalties is bound or affected.

3.1.5.	Broker’s Fees – Neither the Vendor nor KEC have any liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Purchaser could become liable or obligated.

3.1.6.	Accredited Investor; Receipt of Information. KEC is an “accredited investor” as such term is defined in Rule 501(a) promulgated by the SEC under 1933 Act. Each of the Vendor and KEC have received or has had full access to all the information it considers necessary or appropriate to make an informed decision with respect to the issuance of the Royal Gold Shares. KEC has had the opportunity to ask questions of, and receive answers from, the Purchaser and its management regarding the Purchaser’s business, management and financial affairs. Except for the representations and warranties of the Purchaser set forth in Section 3.2, Vendor is relying solely on its own examination of the Purchaser and the Disclosure Documents, and advice of its attorneys, accountants and financial and tax advisors, in making its decision with respect to the issuance of the Royal Gold Shares, including the merits and risks involved.
3.2.	Representations and Warranties of the Purchaser

The Purchaser represents and warrants to KEC as follows, and acknowledges that KEC will rely on such representations and warranties in entering into this Agreement, and in concluding the transactions contemplated by this Agreement.
3.2.1.	Organization and Power — The Purchaser is a duly incorporated, organized and validly subsisting company in good standing under the laws of its jurisdiction of incorporation and has the corporate power to enter into this Agreement and to carry out its obligations under this Agreement.

3.2.2.	Due Authorization — The execution and delivery of this Agreement and the other documents to be executed and delivered by the Purchaser hereunder and the carrying out of the transactions contemplated hereby on the part of the Purchaser, including without limitation the issuance of the Royal Gold Shares, have been duly authorized by all necessary corporate and shareholder action on the part of the Purchaser.

3.2.3.	Validity of Agreement — This Agreement and all other agreements to be executed and delivered by the Purchaser hereunder at the Closing constitute and will constitute valid, binding and enforceable obligations of the Purchaser.

3.2.4.	No Conflicts or Violations — Neither the entering into of this Agreement and the other documents and agreements to be executed and delivered by the Purchaser hereunder nor the completion of the transactions contemplated hereby in accordance with the terms hereof will conflict with or result in the breach or violation of any Law or any of the terms and provisions of the constating documents of the Purchaser or of any indenture or other agreement, instrument or obligation to which the Purchaser is a party or by which it is bound, or give to any other person, after the giving of notice or otherwise, any right of termination, cancellation or acceleration in or with respect to any agreement or other instrument to which the Purchaser is a party or is subject, or from which it derives benefit.
3.2.5.	Right to Carry on Business — The Purchaser and each of its subsidiaries have all necessary corporate power to own their respective properties and assets and to carry on their respective businesses as now conducted by them and are registered as required and in good standing under the laws of all jurisdictions in which their failure to so register would have a material adverse effect on the Purchaser and its subsidiaries taken as a whole.

3.2.6.	Compliance with Securities Laws; No Misrepresentation — The Disclosure Documents have been filed with securities regulatory authorities in accordance with applicable Securities Laws and were, at their respective dates of filing or publication, in compliance in all material respects with the disclosure requirements of applicable Securities Laws and did not, at such dates (inclusive of all amendments thereto) contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary to be stated therein to make the statements therein not misleading.

3.2.7.	No Material Adverse Change — Neither the Purchaser nor any of its subsidiaries has since June 30, 2006 sustained or experienced any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labour dispute or court or governmental action, order or decree otherwise than as set forth or contemplated in the Disclosure Documents; and, since June 30, 2006, other than as set forth or contemplated in the Disclosure Documents or as specifically disclosed to KEC in writing, there has not been any material adverse change, or any development involving a prospective material adverse change, in or, to the knowledge of the Purchaser affecting its general affairs (which shall include the business, operations, assets, capital or ownership), management, financial position, shareholders’ equity or results of operations of the Purchaser and its subsidiaries, taken as a whole.

3.2.8.	Issuance, Registration and Restrictions on Trading of Royal Gold Shares -The issuance of the Royal Gold Shares to KEC pursuant to this Agreement will be in compliance with any applicable Securities Laws, and except as otherwise shall be filed or obtained, by the Purchaser at or before Closing, no consent, approval, authorization, order, registration, filing or qualification of or with any Governmental Authority, stock exchange or securities commission in the United States is required for the issuance of the Royal Gold Shares by the Purchaser to KEC as securities listed and posted for trading on NASDAQ in the United States. The Royal Gold Shares, when issued at the Closing Date to KEC, will be registered and free-trading under the 1933 Act and they may at any time be sold and transferred by KEC within the United States without the need for a hold period or an exemption from the registration and prospectus delivery requirements of the 1933 Act or other applicable Securities Laws.

3.2.9.	No Legal Proceedings — Except as set forth or contemplated in the Disclosure Documents, there are no legal or governmental proceedings pending to which the Purchaser or any of its subsidiaries is a party or, to the best of the Purchaser’s knowledge, of which any property of the Purchaser or any of its subsidiaries is the subject which, if determined adversely to the Purchaser or any of its subsidiaries or any such corporation, would individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders’ equity, results of operations, business or prospects of the Purchaser or any of its subsidiaries or any such corporations; and, to the Purchaser’s knowledge, no such proceedings are threatened by Governmental Authorities or threatened by others.

3.2.10.	No Material Default — The Purchaser and its subsidiaries are not in material default under any material contracts, leases or agreements, indentures or other instruments to which any of them is a party, and to the knowledge of the Purchaser there exists no state of facts which after notice or lapse of time or both would constitute such a material default and the Purchaser or one of its subsidiaries is entitled to all benefits thereunder.

3.2.11.	Valid Issue — The Royal Gold Shares will, when issued to KEC at the Closing, be validly issued and outstanding as fully paid and non-assessable shares in the capital of the Purchaser and will be registered in the name of KEC at the Closing in accordance with Section 5.2.

3.2.12.	Broker’s Fees – The Purchaser has no liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Vendor or KEC could become liable or obligated.
3.3.	Acknowledgements of KEC

KEC acknowledges that except as expressly set forth in Section 3.2, the Purchaser makes no express or implied representations or warranties with respect to the subject matter of this Agreement.

4.	CONDITIONS OF CLOSING

4.1.	Conditions of the Parties

The obligations of the parties to complete the transactions contemplated by this Agreement at the Closing on the Closing Date are subject to the fulfillment of the condition that the parties have consummated transactions at the Penasquito Royalty Closing as provided in the Purchase and Sale Agreement.

The foregoing condition is inserted for the mutual benefit of KEC and the Purchaser and may be waived in whole or in part if and only if jointly waived by KEC and the Purchaser.

4.2.	Termination

This Agreement will automatically terminate on termination of the Purchase and Sale Agreement in accordance with the provisions in Section 5.4 thereof.

Any such termination shall be without prejudice to any right or remedy of any party with respect to a breach of this Agreement or the Purchase and Sale Agreement by any other party.

5.	CLOSING

The Vendor and Purchaser shall consummate and close the transactions contemplated herein in at KEC’s offices located at 224 North 2200 West, Salt Lake City, Utah (or at such other place as the parties may mutually agree) at 10:00 o’clock a.m., local time, on the Closing Date. The Closing Date may be postponed to a later time and date by mutual agreement signed by both parties. If the Closing is postponed, all references to the Closing Date in this Agreement shall refer to the postponed date.

5.1.	Documents to be Delivered by KEC

At the Closing KEC shall deliver or cause to be delivered to the Purchaser:
5.1.1.	the Promissory Note, for cancellation;

5.1.2.	certified copies of those resolutions of the directors and, if required, shareholders of KEC required to be passed to authorize the execution, delivery and implementation of this Agreement and of all documents to be delivered by the Vendor and KEC under this Agreement and the completion of the transactions contemplated hereby;

5.1.3.	an opinion of KEC’s internal or external counsel in a form to the reasonable satisfaction of counsel for the Purchaser as to the corporate existence of such party, and to the effect that this Agreement has been duly authorized, executed and delivered by such party and constitutes a legal, valid and binding obligation of such party;

5.1.4.	an opinion of KEC’s internal or external counsel in a form to the reasonable satisfaction of counsel for the Purchaser as to the corporate existence of Minera Kennecott S.A. de C.V., and to the effect that the Debtor Substitution Agreement has been duly authorized, executed and delivered by KEC and the Vendor and constitutes a legal, valid and binding obligation of such parties; and

5.1.5.	a certificate of an officer of KEC as to the accuracy as of the Closing Date of KEC’s representations and warranties and the performance of its covenants to be performed at or before the Closing.
5.2.	Documents to be Delivered by the Purchaser

At the Closing the Purchaser shall deliver or cause to be delivered to KEC:
5.2.1.	certified copies of those resolutions of the directors and, if required, shareholders of the Purchaser required to be passed to authorize the execution, delivery and implementation of this Agreement and of all documents and payments to be delivered by the Purchaser under this Agreement and the completion of the transactions contemplated hereby;

5.2.2.	a certificate of an officer of the Purchaser as to the accuracy as of the Closing Date of the Purchaser’s representations and warranties and the performance of its covenants to be performed at or before the Closing;

5.2.3.	an opinion of the Purchaser’s internal or external counsel in a form to the reasonable satisfaction of counsel for the Vendor as to the corporate existence of the Purchaser, the Royal Gold Shares have been duly authorized and, when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid, non-assessable and registered pursuant to the Registration Statement, which has become effective under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the prospectus thereto, as amended, has been issued and no proceedings for that purpose have been instituted or are threatened by the SEC and to the effect that the Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser; and

5.2.4.	share certificate(s) bearing no legends duly registered in the name of KEC representing the Royal Gold Shares to be issued in accordance with Section 2.2.
6.	INDEMNITIES

6.1.	Indemnification by Purchaser

In accordance with the procedures in Section 6.3, the Purchaser shall indemnify KEC, and its directors, officers, employees, agents, and representatives against and agrees to hold KEC, and its directors, officers, employees, agents, and representatives harmless from any and all damages, claims, losses, liabilities, fines, penalties and expenses (including without limitation, expenses of investigation, attorneys’ fees in connection with any action, suit or proceeding brought against any of them, the cost of all studies, surveys, clean up and any other environmental expenses) incurred or suffered by KEC, or its directors, officers, employees, agents, and representatives or any of them arising out of:

6.1.1.	any misrepresentation or breach of warranty of which Notice has been given under Section 6.3 before expiration of the representation or warranty as provided in Section 8.2; and

6.1.2.	any covenant or agreement made or to be performed by the Purchaser pursuant to this Agreement.
6.2.	Indemnification by KEC

In accordance with the procedures in Section 6.3, KEC agrees to indemnify the Purchaser and its directors, officers, employees, agents, and representatives against and agree to hold the Purchaser and its directors, officers, employees, agents, and representatives harmless from any and all damages, claims, losses, liabilities, fines, penalties and expenses (including without limitation, expenses of investigation, attorneys’ fees and expenses in connection with any action, suit or proceeding brought against the Purchaser,) incurred or suffered by the Purchaser or its directors, officers, employees, agents, and representatives arising out of:
6.2.1.	any misrepresentation or breach of warranty of which Notice has been given under Section 6.3 before expiration of the representation or warranty as provided in Section 8.1;

6.2.2.	any covenant or agreement made or to be performed by KEC pursuant to this Agreement.
6.3.	Claims of Indemnity

A party claiming for indemnity under this Article 6 (the “Indemnitee”) shall give prompt Notice of any claim, action, proceeding or circumstances that could reasonably give rise to such a claim to the party which has agreed to indemnify it (the “Indemnitor”). Inadvertent failure to give such prompt Notice will not preclude the Indemnitee from pursuing the claim unless and to the extent that the Indemnitor is materially prejudiced by such failure. The Indemnitor may, and will, if directed to do so by the Indemnitee, at its own expense and in the name of the Indemnitee or otherwise, dispute any claim made, or any matter on which a claim could be made, by a third party in respect of which a Notice has been given by the Indemnitee under this Section 6.3 and may retain legal counsel acceptable to the Indemnitee to have conduct of any proceeding relating to such a claim. The Indemnitee may employ separate counsel with respect to any such claims brought by a third party and participate in the defense thereof, provided the fees and expenses of such counsel shall be the responsibility of the Indemnitee unless:
6.3.1.	the Indemnitor fails to assume the defence of such claim on behalf of the Indemnitee within five days of receiving Notice of such claim; or

6.3.2.	the employment of such counsel has been authorized by the Indemnitor;
in each of which cases the Indemnitor shall not have the right to assume the defense of such suit on behalf of the Indemnitee but shall be liable to pay the reasonable fees and expenses of counsel for the Indemnitee. For the purpose of confirming or disputing such a claim, the Indemnitee will provide full and complete disclosure to the Indemnitor and complete access to and right of inspection by the representatives of the Indemnitor of all documents and records in the possession or control of the Indemnitee relating to such claim. If any security is required to be provided for the purpose of defending or contesting any such claim, including, without limitation, any appeal of any judgment, the Indemnitor shall provide such security and all monies or property representing such security received by the Indemnitee as a result of a successful defense or contestation will be held in trust by the Indemnitee for the benefit of the Indemnitor and will be remitted to the Indemnitor on demand. Neither the Indemnitee nor the Indemnitor shall settle, compromise or pay any claim for which indemnity is sought hereunder except with the prior written consent of the other, such consent not to be unreasonably withheld, or in the case of the Indemnitee unless the Indemnitor fails to dispute and defend such claim.

7.	POST-CLOSING MATTERS

If approval for listing of the Royal Gold Shares on the Toronto Stock Exchange has not been obtained on or prior to the Closing, the Purchaser shall use all reasonable efforts to obtain such approval for such listing within 10 Business Days after the Closing.

8.	SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

8.1.	KEC’s Representations, Warranties and Covenants

All representations and warranties made by KEC in this Agreement or under this Agreement shall, unless otherwise expressly stated, survive the Closing and any investigation at any time made by or on behalf of the Purchaser, and shall continue in full force and effect for the benefit of the Purchaser for a period of three years after the Peñasquito Royalty Closing.

8.2.	Purchaser’s Representations, Warranties and Covenants

All representations and warranties made by the Purchaser in this Agreement or under this Agreement shall, unless otherwise expressly stated, shall survive the Closing and any investigation at any time made by or on behalf of KEC, and shall continue in full force and effect for the benefit of KEC for a period of three years after the Peñasquito Royalty Closing.

9.	MISCELLANEOUS

9.1.	Expenses – The parties shall each bear all of their own costs and expenses, including consultants’ and attorneys’ fees, incurred in connection with the negotiation of this Agreement and the consummation of the transactions contemplated hereby.

9.2.	Public Announcements – KEC acknowledges that the Purchaser will disclose the existence and terms and conditions of this Agreement and file this Agreement as required by applicable Securities Laws. The Purchaser shall comply with all applicable Laws and shall not attribute any statements regarding this Agreement to KEC or the Vendor. Each of the parties will provide a draft of their initial proposed press release to the other party sufficiently in advance of its release to provide the other party a reasonable opportunity to review and comment on the content thereof.

9.3.	Notices — All notices, requests, demands, claims, and other communications hereunder (“Notices”) must be in writing. Any party may send any Notice to the intended recipient at the address set forth below using certified mail, nationally recognized express courier, personal delivery or facsimile transmittal, and any such Notice will be deemed to have been duly given (a) three days after being deposited in the U.S. mail, postage prepaid, (b) the next Business Day after being deposited with a nationally recognized overnight courier and upon confirming delivery with such courier, and (c) when actually received by an individual at the intended recipient’s facsimile number and acknowledged as received.

If to KEC:	Kennecott Exploration Company
224 North 2200 West
Salt Lake City, UT 84116
Attention: President & CEO
Fax: (801) 238-2488

Informational copy to:	Kennecott Exploration Company
224 North 2200 West
Salt Lake City, UT 84116
Attention: General Counsel
Fax: (801) 238-2494

If to Purchaser:	Royal Gold, Inc.
1660 Wynkoop Street, Suite 1000
Denver, Colorado 80202
Attention: President
Fax: (303) 595-9385

Informational copy to:	Royal Gold, Inc.
1660 Wynkoop Street, Suite 1000
Denver, Colorado 80202
Attention: General Counsel
Fax: (303) 595-9385
Either party may change the address to which Notices are to be delivered by giving the other parties Notice in the manner herein set forth.

9.4.	Entire Agreement — This Agreement, the Data Disclosure Agreement, the Debtor Substitution Agreement and the Purchase and Sale Agreement all of which survive execution of this Agreement, constitute the entire agreement between the parties in relation to the transactions herein contemplated and, except as specifically set out herein, or in any documents delivered at Peñasquito Royalty Closing, the Other Royalties Closing or the Closing, supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, among the parties with respect to the subject matter of this Agreement and there are no collateral agreements other than as expressly set forth or referred to in this Agreement.

9.5.	Amendments and Waivers — This Agreement may not be amended except by written agreement among all the parties to this Agreement. No waiver of any provision of this Agreement will be valid unless it is in writing and signed by each party. No such waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

9.6.	Severability — Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

9.7.	Assignment — No party hereto may assign any right, benefit or interest in this Agreement or the subject matter hereof without the written consent of the other party and any purported assignment without such consent shall be void and of no effect.

9.8.	Enurement — This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

9.9.	Conflict between Documents – The provisions of this Agreement shall be fully effective notwithstanding the provisions in Section 10.9 of the Purchase and Sale Agreement.

9.10.	Time — Time shall be of the essence of this Agreement.

9.11.	Governing Law — This Agreement will be governed by and construed in accordance with the laws of the State of Utah without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Utah.

9.12.	Execution — This Agreement may be executed by the parties in one or more counterparts and by facsimile, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.
AS EVIDENCE OF THEIR AGREEMENT the parties have executed this Agreement as of the date first above written.

KENNECOTT EXPLORATION COMPANY

Per:	/s/ Justin Quigley

Authorized Signatory

ROYAL GOLD, INC.

Per:	/s/ Tony Jensen

Authorized Signatory

SCHEDULE A
Copy of Debtor Substitution Agreement

DEBTOR SUBSTITUTION AGREEMENT
THIS AGREEMENT is made as of this 28th day of December, 2006
BETWEEN:
     ROYAL GOLD, INC., a Delaware corporation
     (hereinafter called “Royal Gold”)
OF THE FIRST PART,
AND:
     KENNECOTT EXPLORATION COMPANY, a Delaware corporation
     (hereinafter called “KEC”)
OF THE SECOND PART,
AND:
     MINERA KENNECOTT S.A. DE C.V., a company incorporated under the laws of Mexico
     (hereinafter called “Minera Kennecott”)
OF THE THIRD PART,
WITNESSES that in consideration of the premises and the mutual covenants, agreements, representations, warranties and payments contained in this Agreement, the parties agree with each other as follows:
1.	DEFINITIONS
Where used in this Agreement, the following terms shall have the respective meanings set out below, and grammatical variations of such terms shall have corresponding meanings:
1.1.	“Loan Agreement” means the Loan Agreement dated December 28, 2006 between KEC as lender and Minera Kennecott as borrower.

1.2.	“Payable” means the $20,000,000 which is or shall become due and payable by Royal Gold to Minera Kennecott pursuant to Section 2.3.2 of the Purchase and Sale Agreement, and will be evidenced by the Promissory Note.

2

1.3.	“Penasquito Royalty Closing” has the meaning assigned to it in the Purchase and Sale Agreement.

1.4.	“Promissory Note” means the promissory note referred to in the Purchase and Sale Agreement.

1.5.	“Purchase and Sale Agreement” means the Purchase and Sale Agreement for Peñasquito and Other Royalties dated December 28, 2006 between Minera Kennecott, KEC and Royal Gold, Inc. (“Royal Gold”).

1.6.	“Royal Gold Shares” means shares of common stock, par value $0.01 per share, of Royal Gold to be issued to and registered in the name of KEC in accordance with the Shares for Debt Agreement.

1.7.	“Shares for Debt Agreement” means the Shares for Debt Agreement dated December 28, 2006 between KEC and Royal Gold.
2.	ASSIGNMENT OF PAYABLE
     With effect at and as of the Penasquito Royalty Closing, KEC hereby:
2.1.	assumes and agrees to pay the Payable; and

2.2.	agrees to indemnify and save Royal Gold harmless from and against any claim, demand, action, cause of action, loss, damage, cost, fine, penalty or expense whatsoever, including legal fees suffered or incurred, directly or indirectly, by Royal Gold by reason of the failure of KEC to pay or discharge the Payable.
3.	NOTICE OF ASSIGNMENT

Minera Kennecott hereby:
3.1.	consents to and acknowledges receipt of notice of the assignment of the Payable to KEC;

3.2.	agrees that from and after the assumption of the Payable by KEC, Minera Kennecott will have recourse only to KEC and not to Royal Gold for payment of the Payable; and

3.3.	as provided in the Shares for Debt Agreement, upon issuance of the Royal Gold Shares to KEC, Minera Kennecott will surrender and deliver the Promissory to Royal Gold for cancellation.
4.	CONSIDERATION
The consideration payable by Royal Gold to KEC for the assumption by KEC of liability for the Payable shall be $20,000,000, which shall be paid and satisfied by Royal Gold on the first Business Day after the Penasquito Royalty Closing as provided in the Shares for Debt Agreement.

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5.	TERMINATION
This Agreement will automatically terminate on termination of the Purchase and Sale Agreement in accordance with the provisions in Section 5.4 thereof. Any such termination shall be without prejudice to any right or remedy of any party with respect to a breach of this Agreement or the Purchase and Sale Agreement by any other party.
6.	REPRESENTATIONS AND WARRANTIES OF BOTH PARTIES
Each of the parties represents and warrants to the others that:
6.1.	It is a duly incorporated, organized and validly subsisting company in good standing under the laws of its jurisdiction of incorporation and has the corporate power to enter into this Agreement and to carry out its obligations under this Agreement.

6.2.	The execution and delivery of this Agreement have been duly authorized by all necessary corporate and shareholder action on its part.

6.3.	This Agreement is legal, valid, binding and enforceable against it.
7.	MISCELLANEOUS
7.1.	Assignment — Neither party hereto may assign any right, benefit or interest in this Agreement or the subject matter hereof without the written consent of the other.

7.2.	Enurement — This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

7.3.	Time — Time shall be of the essence of this Agreement.

7.4.	Governing Law — This Agreement will be governed by and construed in accordance with the laws of the State of Utah without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Utah.

7.5.	Execution — This Agreement may be executed by the parties in one or more counterparts and by facsimile, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.
AS EVIDENCE OF THEIR AGREEMENT the parties have executed this Agreement as of

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the date first above written.

ROYAL GOLD, INC.

Per:	/s/ Tony Jensen

Authorized Signatory

KENNECOTT EXPLORATION COMPANY

Per:	/s/ Justin Quigley

Authorized Signatory

MINERA KENNECOTT S.A. DE C.V

Per:	/s/ Justin Quigley

Authorized Signatory